DENTSPLY SIRONA INC. SEVENTH AMENDED AND RESTATED BY-LAWS TABLE OF CONTENTS Page ARTICLE I STOCKHOLDERS’ MEETINGS ...............................................................................1 Section 1. Annual Meetings ............................................................................................... 1 Section 2. Special Meetings ............................................................................................... 1 Section 3. Place of Meeting ............................................................................................... 1 Section 4. Notice of Meeting ............................................................................................. 1 Section 5. Fixing of Record Date ....................................................................................... 2 Section 6. Quorum; Adjournments .................................................................................... 3 Section 7. Proxies............................................................................................................... 4 Section 8. Voting of Shares ............................................................................................... 5 Section 9. List of Stockholders .......................................................................................... 5 Section 10. Waiver of Notice by Stockholders .................................................................... 6 Section 11. Advance Notice of Stockholder-Proposed Business at Annual Meetings ........ 6 Section 12. Procedure for Nomination of Directors .......................................................... 10 Section 12a. Stockholder Nominations Included in the Corporation’s Proxy Statement. ....14 Section 13. Stockholder Voting ......................................................................................... 23 Section 14. Conduct of Meetings ....................................................................................... 26 ARTICLE II BOARD OF DIRECTORS .......................................................................................27 Section 1. General Powers ............................................................................................... 27 Section 2. Number of Directors, Tenure and Qualifications ........................................... 27 Section 3. Annual and Regular Meetings ........................................................................ 27 Section 4. Special Meetings ............................................................................................. 28 Section 5. Notice .............................................................................................................. 28 Section 6. Quorum ........................................................................................................... 28 Section 7. Manner of Acting ............................................................................................ 29 Section 8. Organization .................................................................................................... 29 Section 9. Vacancies; Resignations ................................................................................. 29

ii Section 10. Compensation ................................................................................................. 30 Section 11. Committees ..................................................................................................... 30 Section 12. Action of the Board by Written Consent ........................................................ 31 Section 13. Conferences..................................................................................................... 31 Section 14. Additional Powers ........................................................................................... 31 ARTICLE III OFFICERS ..............................................................................................................31 Section 1. Number ........................................................................................................... 31 Section 2. Election and Term of Office ........................................................................... 31 Section 3. Removal .......................................................................................................... 32 Section 4. Resignations .................................................................................................... 32 Section 5. Vacancies ........................................................................................................ 32 Section 6. Chairman of the Board .................................................................................... 32 Section 7. Chief Executive Officer; President ................................................................. 32 Section 8. Executive or Senior Vice President and Vice Presidents ................................ 33 Section 9. Secretary and Assistant Secretaries ................................................................ 33 Section 10. Treasurer and Assistant Treasurer .................................................................. 33 Section 11. Salaries ............................................................................................................ 34 Section 12. Representation in Other Companies ............................................................... 34 ARTICLE IV STOCK AND TRANSFER OF STOCK ................................................................34 Section 1. Shares of Stock ............................................................................................... 34 Section 2. Transfer of Shares ........................................................................................... 35 Section 3. Terms of Preferred Stock ................................................................................ 36 ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS ...................................................................................................................36 Section 1. Definitions....................................................................................................... 36 Section 2. Indemnification of Officers and Directors ...................................................... 38 Section 3. Indemnification of Non-Officer Employees or Agents .................................. 39 Section 4. Determination that Indemnification is Proper ................................................. 40 Section 5. Insurance; Indemnification Agreements ......................................................... 40 Section 6. Advancement of Expenses Prior to Final Disposition .................................... 41 Section 7. Rights Not Exclusive ...................................................................................... 42

iii Section 8. Severability ..................................................................................................... 42 Section 9. Other Indemnification ..................................................................................... 43 Section 10. Modification .................................................................................................... 43 ARTICLE VI EXCLUSIVE FORUM ...........................................................................................43 ARTICLE VII MISCELLANEOUS ..............................................................................................44 Section 1. Waiver of Notice ............................................................................................. 44 Section 2. Construction; Definitions ................................................................................ 44 Section 3. Provisions Additional to Provisions of Law ................................................... 44 Section 4. Provisions Contrary to Provisions of Law ...................................................... 44

1 SEVENTH AMENDED AND RESTATED BY-LAWS OF DENTSPLY SIRONA INC. ARTICLE I STOCKHOLDERS’ MEETINGS Section 1. Annual Meetings. The annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. The corporation may postpone, reschedule or cancel any annual meeting previously called by the Board of Directors. Section 2. Special Meetings. Subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only upon the request of the Chairman of the Board or the Chief Executive Officer and approved by a resolution adopted by the Board of Directors. The corporation may postpone, reschedule or cancel any special meeting previously called by the Board of Directors. Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting, or for any special meeting called pursuant to ARTICLE I, Section 2, above; provided that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). If no designation is made, or if a special meeting shall be otherwise called, the place of meeting shall be the principal office of the corporation. Section 4. Notice of Meeting. (a) Except as otherwise required by the law of Delaware, written notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to

2 notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, personally or by mail or, as provided below, by means of electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of the meeting. (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholder may be given by a form of electronic transmission consented to by the stockholders to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked (1) if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these By-laws, unless the context otherwise requires, the following terms shall have the following meanings: (i) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process; (ii) “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files and information); (iii) “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.. (c) Notice shall be deemed given, if mailed, when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. Notice given by electronic transmission

3 shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the stockholder. (d) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 5. Fixing of Record Date. (a) For the purpose of determining stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors of the corporation may fix a record date for any such determination of stockholders, such date in any case not to precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days prior to the date of any proposed meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof. (b) For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a

4 determination of stockholders for any other lawful purpose, the Board of Directors of the corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. Section 6. Quorum; Adjournments. A majority of the outstanding voting power of capital stock of the corporation issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except as provided by the law of Delaware, by the Certificate of Incorporation or by these By-laws. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. Whether or not a quorum is present, either the chairman of the meeting or the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time to reconvene at the same or another place (or by means of remote communications), without notice other than announcement at the meeting of the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. Any adjourned meeting may reconvene at the same or some other place, and notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, (c) set forth in the notice of the meeting in accordance with these By-laws or (d) provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix

5 as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meetings as of the record date so fixed for notice of such adjourned meeting. Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, in any manner permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Secretary of the corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the corporation. Section 8. Voting of Shares. At each meeting of stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person or by a duly authorized proxy, which proxy may be appointed by an instrument in writing executed by such stockholder or his duly authorized attorney or through electronic means, if applicable, such as the internet. Subject to the provisions of applicable law and the corporation’s Certificate of Incorporation, each holder of common stock shall be entitled to one (1) vote for each share of stock standing registered in his name at the close of business on the day fixed by the Board of Directors as the record date for the determination of the stockholders entitled to vote at such meeting.

6 Section 9. List of Stockholders. The corporation shall prepare and make, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is only available to stockholders of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled (i) to exercise the rights in accordance with Delaware law to examine the stock ledger, the list of stockholders required by this Section 9 or the books and records of the corporation or (ii) to vote in person or by proxy at any meeting of stockholders. Section 10. Waiver of Notice by Stockholders. Whenever any notice is required to be given to any stockholder of the corporation under the provisions of these By-laws or the Certificate of Incorporation or any statute, a waiver thereof in writing or by electronic transmission, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Section 11. Advance Notice of Stockholder-Proposed Business at Annual Meetings. (a) No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 12 or Section 12a of ARTICLE I of these By-laws, as applicable) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii)

7 otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation present in person (A) who is a stockholder of record or a Qualified Representative (as defined below) of a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 11. For purposes of this Section 11, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the corporation, or a Qualified Representative of such proposing stockholder, appear at such annual meeting. A “Qualified Representative” of such a proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders; provided, however, that if the stockholder is (1) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership shall be deemed a Qualified Representative, (2) a corporation or a limited liability company, any officer or person who functions as the substantial equivalent of an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company shall be deemed a Qualified Representative. (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. (c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely

8 must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to the annual meeting or, if later, the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i)(A) a brief description of the proposal or business desired to be brought before the annual meeting, the reasons for such proposal or conducting such business at the annual meeting and any material interest in such proposal or business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or By- laws of the corporation, the text of the proposed amendment); (ii) the name and address of such stockholder as they appear on the corporation’s books, and of such Stockholder Associated Person, (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (C) (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (2) any proxy,

9 contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation, (3) any short interest of such stockholder or Stockholder Associated Person in any security of the corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (4) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (5) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (6) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household (which information shall be supplemented by such stockholder and Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) (the information described in this subsection C being the “Stock Related Interests”), (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (iii) of this paragraph, the name and address of such stockholder, as they appear on the corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; (v) a description of all proxies, contracts, arrangements, understandings, or relationships between such stockholder or Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (vi) a representation that such stockholder is a stockholder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vii) a representation as to whether the stockholder or Stockholder Associated Person, if any, intends, or is, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the

10 Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal; (viii) any material pending or threatened legal proceeding in which such stockholder or Stockholder Associated Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation; (ix) any other material relationship between such stockholder or Stockholder Associated Person, on the one hand, and the corporation, any affiliate of the corporation, on the other hand; (x) any direct or indirect material interest in any material contract or agreement of such stockholder or Stockholder Associated Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (xi) any other information relating to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (d) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a proposing stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner. A proposing stockholder shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11(d) shall be true and correct in all material respects as of the record date for stockholders entitled to vote at the meeting and as of the close of business on the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than three (3) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the

11 meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders. For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act and the rules and regulations promulgated thereunder, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act. (e) Notwithstanding anything in these By-laws to the contrary, no business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 12 or Section 12a of ARTICLE I of these By-laws, as applicable) shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business or proposals to be considered pursuant to this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section

12 11 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act. (f) For purposes of this Section 11 and of Section 12 of this ARTICLE I, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Section 12. Procedure for Nomination of Directors. (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in Section 12a of ARTICLE I these By-laws or the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the corporation present in person (A) who is a stockholder of record or a Qualified Representative of a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 12, or (iii) by any stockholder of the corporation who complies with the requirements of Section 12a of ARTICLE I of these By-laws. For purposes of this Section 12, “present in person” shall mean that the stockholder making the nomination, or a Qualified Representative of such stockholder, appear at such meeting. (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. (c) To be eligible to be a nominee for election or reelection as a director of the corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder in accordance with this Section 12), or someone

13 acting on such prospective nominee’s behalf, must deliver (in the case of a nominee nominated by a stockholder, in accordance with any applicable time periods prescribed for delivery of notice under this By-law) to the Secretary at the principal executive offices of the corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (i) will abide by the requirements of Section 13(b)(ii) of ARTICLE I of these By-laws, (ii) consents to being named in the corporation’s proxy statement and form of proxy as a nominee and agrees, if elected, to serve as a member of the Board of Directors for the entire term and to adhere to the corporation’s Corporate Governance Guidelines, Code of Business Conduct, confidentiality, stock ownership, trading and any other corporation policies and guidelines applicable to directors; and (iii) is not and will not become a party to (A) any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity, in connection with such person’s nomination, candidacy, service or action as director of the corporation that has not been fully disclosed therein, (B) any agreement, arrangement or understanding with any person or entity as to how such prospective nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the corporation therein or (C) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law. In addition, the corporation may require any prospective nominee to submit to interviews with the Board of Directors or any committee thereof, and such prospective nominee shall make themselves available for any such interviews with no less than ten (10) business days following the date of such request. For purposes of this Section 12, a “nominee” shall include any person being considered to fill a vacancy or a newly-created directorship on the Board of Directors. (d) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of

14 stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to the annual meeting or, if later, the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (e) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, including (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (D) any material pending or threatened legal proceeding in which such stockholder or Stockholder Associated Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, and their respective affiliates and associates, or others acting

15 in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such Stockholder Associated Person, (B) the class, series and number of all shares of stock of the corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (C) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (D) the Stock Related Interests of such stockholder and any Stockholder Associated Person, (E) a description of all proxies, contracts, arrangements, understandings or relationships between such stockholder or any such Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (F) as to the stockholder giving the notice, a representation that such stockholder is a stockholder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (G) any other information relating to the stockholder giving the notice and any such Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) a representation as to whether the stockholder or Stockholder Associated Person intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to a number of holders representing at least 67% of the corporation’s outstanding capital stock entitled to vote on the election in support of such nominee or nominees. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Such notice must be accompanied by a written consent of each proposed nominee to being

16 named as a nominee and to serve as a director if elected for the entire term; provided, however, that the disclosures required by this paragraph (e) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a proposing stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner. In addition, a stockholder who has delivered such notice pursuant to this paragraph (e) shall i) promptly certify to the corporation, and notify the corporation in writing, that it has met the requirements of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3) which provides that “No person may solicit proxies in support of director nominees other than the registrant’s nominees unless such person: … Solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and includes a statement to that effect in the proxy statement or form of proxy.”) and shall, ii) not later than five (5) business days prior to date of the applicable meeting of stockholders, deliver to the corporation reasonable evidence of such compliance. A proposing stockholder shall update and supplement its notice to the corporation of its intent to propose a nomination at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12(e) shall be true and correct in all material respects as of the record date for stockholders entitled to vote at the meeting and as of the close of business on the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than three (3) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 12, if necessary, so that the information provided or required to be provided pursuant to this Section 12 shall be true and correct in all material respects as of the record date for stockholders entitled to

17 vote at the meeting and as of the date that is ten (10) business days prior to the meeting or two (2) business days in the case of an update and supplement for any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders. (f) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Additionally, a candidate’s nomination may be subject to a customary due diligence process, including a customary background investigation, to confirm, among other things, that (1) such nominee has not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses); and (2) such nominee has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction or any administrative body (including the Securities and Exchange Commission (the “SEC”)), permanently or temporarily enjoining, or otherwise limiting in a material way, such candidate for nomination from engaging in any business activity as a result of any violation by such person of federal or state securities laws, or is otherwise prohibited or disqualified from serving as a director of the corporation pursuant to any rule or regulation of the SEC or the rules of the securities exchange on which the corporation’s securities are listed or by applicable law. Notwithstanding anything in this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 12 and there is no public statement naming all the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-law shall also be considered timely, but only

18 with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. (g) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12 or in Section 12a of ARTICLE I of these By-laws or in accordance with Rule 14a-19 under the Exchange Act to the extent applicable with respect to form of proxies. If the Chairman of the meeting determines that a nomination was not made in accordance with such procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to this By-law. Nothing in this Section 12 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Section 12a. Proxy Access for Nominations in the Corporation’s Proxy Statement. (a) Subject to the provisions of this Section 12a, the corporation will include in its proxy statement and on its form of proxy and ballot for an annual meeting of stockholders at which directors are to be elected, the name of any nominee for election to the Board of Directors submitted for inclusion in the corporation’s proxy materials (a “Stockholder Nominee”) by an Eligible Stockholder (as defined below), and will include in its proxy statement the Required Information (as defined below), if: (i) the Stockholder Nominee is identified in a timely notice (the “Proxy Access Notice”) that satisfies this Section 12a and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder;

19 (ii) the Eligible Stockholder expressly elects at the time of the delivery of the Proxy Access Notice to have the Stockholder Nominee included in the corporation’s proxy materials pursuant to this Section 12a; and (iii) the additional requirements of these By-laws are met. (b) To qualify as an “Eligible Stockholder,” a stockholder, or a group of stockholders as described in Section 12a(c) hereof, must: (i) as of the date of the Proxy Access Notice, own and have owned (as defined below), continuously for at least three years, a number of shares that represents at least 3% of the outstanding shares of common stock of the corporation that are entitled to vote in the election of directors (the “Required Shares”); and (ii) thereafter continue to own the Required Shares through the annual meeting of stockholders. (c) For purposes of satisfying the ownership requirements of Section 12a(b) hereof: (i) a group of no more than 20 stockholders and/or beneficial owners may aggregate the number of shares of common stock that each group member has owned continuously for at least three years as of the date of the Proxy Access Notice; (ii) two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies” as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, (iii) no shares may be attributed to more than one Eligible Stockholder and (iv) no stockholder or beneficial owner, individually or as a member of a group, may qualify as more than one Eligible Stockholder. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, all requirements and obligations for an Eligible Stockholder set forth in this Section 12a must be satisfied by and with respect to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 12a(c) and except as otherwise provided in this Section 12a. (d) For purposes of this Section 12a: (i) An Eligible Stockholder “owns” only those outstanding shares of common stock of the corporation in which such person has both (A) the full voting and investment rights and (B) the full economic interest (including the opportunity for profit and risk

20 of loss); provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) purchased or sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such person, (3) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement, arrangement, understanding or relationship entered into by such person or any of its affiliates that has or is intended to have the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates. The terms “owned,” “ownership” and other variations of the word “own” shall have corresponding meanings. The term “affiliate” shall have the meaning specified in the rules and regulations under the Exchange Act. (ii) An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary as long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. (iii) An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall the loaned shares on no more than five business days’ notice, has recalled such loaned shares as of the date of the Proxy Access Notice and such shares remain recalled and otherwise owned through the date of the annual meeting. (iv) The Board of Directors shall determine whether any outstanding shares of the corporation’s common stock are “owned” for purposes of this Section 12a. (e) For purposes of this Section 12a, the “Required Information” that the corporation will include in its proxy statement is:

21 (i) the information concerning each Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the rules or regulations of the Securities and Exchange Commission or other applicable law, regulation or listing standard. (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words per Stockholder Nominee, in support of the Eligible Stockholder’s Stockholder Nominee(s), which must be provided at the same time as the Proxy Access Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Supporting Statement”); and (iii) any other information that the corporation determines in its discretion to include in the proxy materials relating to any Eligible Stockholder or Stockholder Nominee, including without limitation any statements in opposition to the nomination of a Stockholder Nominee or any information provided pursuant to this Section 12a. Notwithstanding anything to the contrary contained in this Section 12a, the corporation may omit from its proxy materials any information or Supporting Statement if the Board of Directors determines that such information (A) is untrue in any material respect or omits a material fact necessary to make the statements made not misleading, (B) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations by, any person or entity without factual foundation or (C) would violate any applicable law, rule, regulation or listing standard. The corporation may solicit against any Stockholder Nominee and include in its proxy materials its own statements relating to any Stockholder Nominee or Eligible Stockholder. (f) The Proxy Access Notice shall include all of the following information, representations and agreements: (i) the information required under Section 12(e) of ARTICLE I of these By-laws in connection with the nomination of directors; (ii) a copy of the Schedule 14N that has been or is concurrently filed with the Securities and Exchange Commission under the Exchange Act;

22 (iii) a statement of the Eligible Stockholder (and in the case of a group, the statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) (A) setting forth and certifying to the number of shares of common stock the Eligible Stockholder owns and has owned (as defined in Section 12a(d) hereof) continuously for at least three years as of the date of the Proxy Access Notice and (B) agreeing to continue to own such shares through the date of the annual meeting; (iv) a representation and warranty that each Stockholder Nominee: (A) does not have any direct or indirect relationship with the corporation and would qualify as an independent director under the rules of the NASDAQ Stock Market LLC and any applicable rules or regulations of the Securities and Exchange Commission; (B) would qualify as independent under the audit committee and compensation committee independence requirements of the principal stock exchange on which the corporation’s common stock is listed; (C) would qualify as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act (or any successor rule); (D) would qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not, and has not been within the past three years, an officer, director or key employee of any competitor of the corporation, which means for purposes of this clause (E), any entity that offers products or services that compete with products or services provided by the corporation; and (F) is not and has not been subject to any event specified in Rule 506(d) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act. (v) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations and warranties:

23 (A) it will provide (1) the information required under Section 12(e) of ARTICLE I of these By-laws as of the record date, (2) notification in writing verifying the Eligible Stockholder’s continuous ownership of the Required Shares as of the record date and (3) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders; (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) the Eligible Stockholder is requesting be included in the corporation’s proxy materials pursuant to this Section 12a, (3) has not engaged and will not engage in, and has not been and will not be a participant in, a solicitation within the meaning of Exchange Act Rule 14a-1(l) (without regard to the exception in Rule 14a-1(l)(2)(iv)), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (C) it will (jointly with all other group members if the Eligible Stockholder is a group) (1) assume all liability resulting from any legal or regulatory violation arising out of or relating to any communications by the Eligible Stockholder or any of its Stockholder Nominees with the corporation or its stockholders or any information that the Eligible Stockholder or any of its Stockholder Nominees provides to the corporation in connection with the Eligible Stockholder’s efforts to elect its Stockholder Nominees pursuant to this Section 12a, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to any communications by the Eligible Stockholder or any of its Stockholder Nominees with the corporation or its stockholders or any information that the Eligible Stockholder or any of its Stockholder Nominees provides to the corporation in connection with the Eligible Stockholder’s efforts to elect its Stockholder Nominees pursuant to this Section 12a, (3) comply with all laws, rules, regulations and listing

24 standards applicable to any solicitation in connection with the annual meeting, (4) file with the Securities and Exchange Commission any solicitation materials by or on behalf of the Eligible Stockholder relating to the annual meeting of stockholders, any of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required by rule or regulation or whether any exemption from filing is available under any rule or regulation, and (5) provide to the corporation prior to the day of the annual meeting any additional information reasonably requested by the corporation. (vi) in the case of a nomination by a group of stockholders that constitutes an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and related matters, including withdrawal of the nomination. (g) To be timely under this Section 12a, the Proxy Access Notice must be received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first mailed to stockholders in connection with the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Proxy Access Notice, in order to be timely, must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice pursuant to this Section 12a. A Proxy Access Notice shall be deemed submitted on the date on which all the information and documents required by this Section 12a (other than information and documents contemplated to be provided after the date the Proxy Access Notice is received) have been received by the corporation at its principal executive offices. (h) An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must: (i) within five business days after the date of the Proxy Access Notice, provide one or more written statements from the record holder(s) of the Required Shares

25 and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder owns and has continuously owned the Required Shares in compliance with this Section 12a; (ii) within five business days after the record date for the annual meeting, provide one or more written statements from such record holders and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (iii) prior to the commencement of the annual meeting, provide one or more written statements from such record holders and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the date that is five business days prior to the date of the annual meeting; and (iv) in the case of any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Proxy Access Notice, provide to the corporation documentation reasonably satisfactory to the corporation demonstrating that the funds are under common management and investment control. (i) Within the time period for delivery of the Proxy Access Notice, a Stockholder Nominee must deliver to the corporation at the principal executive offices of the corporation (1) an executed agreement by the Stockholder Nominee to provide to the corporation such information, including completion of the corporation’s director nominee questionnaire, as the Board of Directors or its designee, acting in good faith, may request; and (2) the written representations and agreements described in Section 12(c) of ARTICLE I of these By-laws that apply to prospective nominees. (j) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including by omitting a material fact necessary to make the statements made not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; provided that giving any such

26 notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 12a. (k) Notwithstanding anything to the contrary contained in this Section 12a, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in ARTICLE I, Section 12 of these By-laws; (ii) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Proxy Access Notice (or otherwise submitted pursuant to this Section 12a) in any material respect, any of the information in the Proxy Access Notice (or otherwise submitted pursuant to this Section 12a) was not, when provided, true, correct and complete in all material respects, or the Eligible Stockholder or Stockholder Nominee otherwise fails to comply with the requirements of this Section 12a in any material respect; or (iii) the Eligible Stockholder (or a duly authorized representative of the Eligible Stockholder) does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 12a. An Eligible Stockholder may not cure any defect preventing the nomination of a Stockholder Nominee after the last day on which a Proxy Access Notice would be timely. (l) The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 12a shall not exceed the greater of two or the largest whole number that does not exceed 20% of the total number of directors in office as of the last day on which a Proxy Access Notice may be timely delivered pursuant to this Section 12a with respect to the annual meeting; provided that the maximum number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 12a but whom the Board of Directors

27 decides to nominate as a Board of Directors nominee, (ii) any directors in office or director nominees who in either case will be included in the corporation’s proxy materials for the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock from the corporation by such stockholder or group of stockholders), and (iii) any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board of Directors nominee. In the event that one or more vacancies occurs for any reason after the date of the Proxy Access Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12a exceeds the maximum number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, selecting in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, the selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. (m) Any Stockholder Nominee who is included in the corporation’s proxy materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, or (ii) receives a vote of less than 25% of the shares of common stock represented at the annual meeting in person or by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 12a for the next two annual meetings. (n) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 12a and to

28 make any and all determinations necessary or advisable to apply this Section 12a to any persons, facts or circumstances, in each case acting in good faith. Any such determination shall be final and binding on the corporation, any Eligible Stockholder, any Stockholder Nominee and any other person. Section 13. Stockholder Voting. (a) Except as otherwise provided by the Certificate of Incorporation, these By-laws, applicable law, and the rules and regulations of any stock exchange applicable to the corporation or pursuant to any other regulation applicable to the corporation or its securities, directors shall be elected in the manner described in paragraph (b) below; and all other questions brought before any meeting of stockholders at which a quorum is present shall be determined by the affirmative vote of a majority of the votes cast with respect to that question (for purposes of this By-law, votes cast shall exclude “abstentions” and any “broker non-votes” with respect to that question to be voted on). In all matters, votes cast in accordance with any method adopted by the corporation shall be valid so long as such method is permitted under Delaware law. (b) (i) Except as otherwise provided by these By-laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast shall exclude “abstentions” and any “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes present in person or represented by proxy at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary within thirty (30) days following the close of the later of the notice of nomination periods set forth in Section 12 and Section 12a of ARTICLE I of these By-laws, based on whether one or more notices of nomination were timely filed in accordance with Section 12 or Section 12A of ARTICLE I of these By-laws (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the

29 corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election. (ii) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person shall submit an irrevocable resignation as a member of the Board of Directors, contingent on (A) that person not receiving a majority of the votes cast in an election that is not a contested election, and (B) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures set forth herein or adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance and Nominating Committee of the Board of Directors, or any committee serving the functions of the committee that is known as the Corporate Governance and Nominating Committee as of the effective date of this By-law (the “Corporate Governance Committee”) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director whose resignation is being considered shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors such director shall continue to serve as a member of the Board of Directors until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill

30 any resulting vacancy pursuant to the provisions of Section 9 of ARTICLE II of these By-laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 of ARTICLE II of these By-laws. (c) Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicate how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote. (d) Voting need not be by written ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; provided, that if authorized by the Board, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or a holder of a proxy. Section 14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established

31 by the person presiding over the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants, (vi) recessing or adjourning of the meeting, either by the person presiding over the meeting or the stockholders by the vote of a majority of the voting power of the stock, present in person or represented by proxy, and (vii) regulation of the voting or balloting, as applicable, including matters which are to be voted on by ballot, if any. The person presiding over the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive and binding on the corporation and its stockholders. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 15. Delivery to the Corporation. Whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the corporation expressly opts out of Section 116 of the General Corporation Law of Delaware with respect to the delivery of information and documents to the corporation required this Article I.

32 ARTICLE II BOARD OF DIRECTORS Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may adopt, amend or repeal by-laws adopted by the Board or by the stockholders. Section 2. Number of Directors, Tenure and Qualifications. Except as fixed pursuant to the Certificate of Incorporation, the number of members of the Board of Directors shall be not less than three (3) nor more than thirteen (13), as determined from time to time by the Board of Directors, but no decrease may shorten the term of any incumbent director. The exact number of Directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the directors then in office. The directors need not be stockholders of the corporation. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, in the manner provided in these By-laws, and except as otherwise required by law. Section 3. Annual and Regular Meetings. Annual meetings of the Board of Directors for the election of officers and consideration of other matters shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) after the annual meeting of stockholders, on notice as provided in Section 5 of this Article II. Regular meetings of the Board of Directors may be held without notice and, unless otherwise specified by the Board of Directors, shall be held in accordance with a schedule and at such locations as determined from time to time by the Board. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day. Section 4. Special Meetings. Special meetings of the Board of Directors or of the directors who have been determined by the Board of Directors to be “independent directors” may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Lead Independent Director (if appointed), or by members of the Board of Directors constituting no less than the majority of the total number of directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or

33 without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them. Section 5. Notice. Notice of any special meeting or the fixing or changing of the time and place of annual or regular meetings shall be sent to such director by mail addressed to each director at such director’s residence or business address or provided by electronic mail, electronic board portal, facsimile, telegram, telex or other electronic transmission, or telephoned or delivered to such director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is provided by electronic mail, electronic board portal, facsimile, telegram, telex or other electronic transmission, it shall be provided not later than 12 hours before the time at which the meeting is to be held. If such notice is telephoned or delivered personally, it shall be received not later than 12 hours before the time at which the meeting is to be held. Such notice shall state the time and place of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The requirement of notice may be waived in accordance with Section 1 of Article VII of these By-laws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notwithstanding the foregoing, the corporation shall use its commercially reasonable efforts to confirm by telephone or electronically that a director with an address as shown on the corporation’s records as outside the United States has received notice of the special meeting when notice was sent by courier and/or United States first-class mail. Section 6. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the event a quorum is not present at a duly called meeting of the Board of Directors, a majority of the directors present at such duly called meeting may adjourn the meeting and, upon delivery of a notice in accordance with Article II, Section 5 to the director(s), reschedule such meeting for an alternative date, and, at such rescheduled meeting, a majority of the total number of directors then in office shall constitute a quorum. Section 7. Manner of Acting. Except as otherwise specifically provided by the law of Delaware, the Certificate of Incorporation or these By-laws, the act of the majority of

34 the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Section 8. Organization. At each meeting of the Board of Directors, other than meetings of the non-management Directors in executive session, the Chairman of the Board or, in the Chairman’s absence, (i) the Lead Independent Director (if appointed), (ii) the President, if a member of the Board of Directors, (iii) one of the Vice Chairmen of the Board who is a member of the Board of Directors, if any, in such order as may be designated by the Chairman of the Board, in that order, or (iv) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the corporation appointed by the chairman of the meeting, shall act as secretary of the meeting. The Chairman of the Board, if a non-management director (or the Lead Independent Director, if appointed) shall preside at meetings of the non-management directors or, in such person’s absence, the non-management directors shall choose a non-management director to preside at such meetings in executive session. Section 9. Vacancies; Resignations. Except as otherwise required by law and the Certificate of Incorporation, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary of the corporation. Such resignation shall take effect at the time specified therein or upon the happening of an event or events specified therein, or if the time is not specified and the resignation is not made contingent upon the happening of an event or events, upon receipt thereof; acceptance of such resignation by the corporation shall not be required. Section 10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors,

35 members of committees, officers or otherwise, or may delegate such authority to an appropriate committee. Directors shall also be reimbursed for their expenses of attending Board and committee meetings. Nothing contained herein shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Section 11. Committees. (a)The Board of Directors by resolution may designate one (1) or more committees, each committee to consist of one (1) or more directors elected by the Board of Directors, which to the extent permitted by law and to the extent provided in such resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board; provided, however, that any committee member who ceases to be a member of the Board shall automatically cease to be a committee member. (b) At any meeting of a committee, the presence of the majority of its members then in office (or, in the case of a committee consisting of one director, its sole member) shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee; provided, however, that in the event that any member or members of the committee is or are in any way interested in or connected with any other party to a contract or transaction being approved at such meeting, or are themselves parties to such contract or transaction, the act of a majority of the members present who are not so interested or connected, or are not such parties, shall be the act of the committee. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these By-laws or by resolution of the Board of Directors, make rules for the conduct of its business. (c) The committees shall keep minutes of their proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees. Section 12. Action of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be

36 taken without a meeting of the Board of Directors or any committee thereof if prior to such action a consent in writing or electronic transmission is given by all members of the Board or of the committee, as the case may be, and the writing or writings or electronic transmission is filed with the minutes of the proceedings of the Board or the committee. Section 13. Conferences. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting. Section 14. Additional Powers. In addition to the powers and authorities by these By-laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders. ARTICLE III OFFICERS Section 1. Number. The officers of the corporation shall consist of a Chairman of the Board and a Chief Executive Officer. The Board of Directors may appoint as officers such number of Executive or Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and such other officers as are created by the Board from time to time. The same person may hold two (2) or more of such offices. The Board may delegate to the Chief Executive Officer or to any committee the power to appoint and define the powers and duties of any subordinate officers (including Assistant Secretaries or Assistant Treasurers). Section 2. Election and Term of Office. The Chairman of the Board shall be elected by the directors from among their own number; other officers need not be directors. In addition to the powers conferred upon them by these By-laws, all officers elected or appointed by the Board of Directors shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors by resolution or in these By-laws (or, if appointed by an executive officer or a committee as set forth in Section 1 above, by such executive officer or committee) and, to the extent not so provided, as generally pertain to their

37 respective offices, subject to the control of the Board of Directors. At least annually, the Board of Directors shall elect the officers of the corporation, and at any time thereafter the Board of Directors may elect additional officers of the corporation. Each such officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation, termination of employment or removal. Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed or suspended by a majority of members of the Board of Directors then in office, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal or suspension shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. Section 4. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors. Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and meetings of the stockholders. The Chairman of the Board shall also perform such other duties as from time to time may be assigned to him by the Board of Directors. Section 7. Chief Executive Officer; President. The Chief Executive Officer shall be the principal executive officer of the corporation and shall have the general charge of and control over the business, affairs, and personnel of the corporation, subject to the authority of the Board of Directors. Unless some other officer has been elected President of the corporation, the Chief Executive Officer shall also be the President of the corporation. The Chief Executive Officer, as President of the corporation, may, together with the Secretary, sign all certificates for shares of the capital stock of the corporation. Except as may be specified by the Board of Directors, the Chief Executive Officer shall have the power to enter into contracts and make

38 commitments on behalf of the corporation and shall have the right to execute deeds, mortgages, bonds, contracts and other instruments necessary or proper to be executed in connection with the corporation’s regular business and may authorize any other officer of the corporation, to sign, execute and acknowledge such documents and instruments in his place and stead. Section 8. Executive or Senior Vice President and Vice Presidents. Each Executive or Senior Vice President or Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the Board of Directors (so long as such duties are, and such authority is, subordinate to the Chief Executive Officer) or the Chief Executive Officer. Section 9. Secretary and Assistant Secretaries. The Secretary shall have custody of the seal of the corporation and of all books, records and papers of the corporation, except such as shall be in the charge of the Treasurer or some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall record the proceedings of the meetings of the stockholders and of the Board of Directors in books kept by him for that purpose and may, at the direction of the Board of Directors, give any notice required by statute or by these By-laws of all such meetings. The Secretary shall, together with the President, sign certificates for shares of the capital stock of the corporation. Any Assistant Secretaries elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary as aforesaid. The Secretary or any Assistant Secretary may, together with the Chief Executive Officer or any other authorized officer, execute on behalf of the corporation any contract which has been approved by the Board of Directors, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe. Section 10. Treasurer and Assistant Treasurer. The Treasurer shall keep accounts of all moneys of the corporation received and disbursed, and shall deposit all monies and valuables of the corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate. Any Assistant Treasurers elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

39 Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. Section 12. Representation in Other Companies. Except as otherwise provided by resolution of the Board of Directors, the Chief Executive Officer or a Vice President designated by the Chief Executive Officer or the Board of Directors shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. ARTICLE IV STOCK AND TRANSFER OF STOCK Section 1. Shares of Stock. The shares of capital stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by the President or any Vice President and by the Secretary or any Assistant Secretary. The signatures of any such officers thereon may be facsimiles. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such officer, transfer agent, or registrar at the date of its issue. To the extent that shares are represented by certificates, the certificates shall be in such form as shall be determined by the

40 Board of Directors and shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. With respect to certificated shares of stock, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate or uncertificated shares may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. Section 2. Transfer of Shares. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. Prior to due presentment for registration of transfer of a certificate representing shares of capital stock of the corporation or of proper transfer instructions with respect to uncertificated shares, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

41 Section 3. Terms of Preferred Stock. The provisions of these By-laws, including those pertaining to voting rights, election of directors and calling of special meetings of stockholders, are subject to the terms, preferences, rights and privileges of any then outstanding class or series of Preferred Stock as set forth in the Certificate of Incorporation and in any resolutions of the Board of Directors providing for the issuance of such class or series of Preferred Stock; provided, however, that the provisions of any such Preferred Stock shall not affect or limit the authority of the Board of Directors to fix, from time to time, the number of directors which shall constitute the number of directors then in office as provided in Article II, Section 2 above, subject to the right of the holders of any class or series of Preferred Stock to elect additional directors as and to the extent specifically provided by the provisions of such Preferred Stock. ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS Section 1. Definitions. For purposes of this ARTICLE V: (a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the corporation, (ii) as an Officer of the corporation, (iii) as a Non- Officer Employee or Agent of the corporation; or (iv) as a director, officer, trustee, administrator, partner, managing member, fiduciary, committee member, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the corporation. For purposes of this Section 1(a), an Officer, Director or Non-Officer Employee or Agent of the corporation (i) who is serving or has served as a director, officer, trustee, administrator, managing member, fiduciary, committee member, employee or agent of a Subsidiary of the corporation shall be deemed to be or have been serving in such capacity at the request of the corporation or (ii) onto whom , in such capacity, duties are imposed or who provides services in such capacity with respect to an employee benefit plan, its participants or beneficiaries shall also be deemed to be serving at the request of the corporation with respect to such duties or services; provided, that the foregoing list is intended to be illustrative not exhaustive and nothing contained therein shall serve to limit the

42 circumstances under which a person may be determined to be serving “at the request of the corporation” for purposes of this ARTICLE V; (b) “Director” means any person who serves or has served the corporation as a director on the Board of Directors of the corporation; (c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the corporation who is not and was not a party to such Proceeding; (d) “Expenses” means all direct and indirect costs (including without limitation attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) actually and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding; provided, however, for the avoidance of doubt, “Expenses” shall not include any Liabilities; (e) “Liabilities” means any judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties, third party attorneys’ fees, amounts paid in settlement, arbitration or mediation, or amounts forfeited or reimbursed (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing), arising out of or in connection with any Proceeding; provided, however, that “Liabilities” shall not include any Expenses; (f) “Non-Officer Employee or Agent” means any person who serves or has served as an employee or agent of the corporation, but who is not or was not a Director or Officer; (g) “Officer” means any person who serves or has served the corporation as an officer appointed by the Board of Directors of the corporation; (h) “Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, hearing, arbitration or other alternate dispute resolution

43 mechanism, proceeding, or investigation (in each case, whether formal or informal, and whether civil, criminal, regulatory, administrative, arbitrative or investigatory); and (i) Subsidiary” shall mean any for-profit entity (other than an entity formed as a partnership), of which the corporation either (i) owns interests representing more than 50% of the voting, appointment, or designation power for the selection of a majority of: the board of directors (if a corporation) the management committee members (if a joint venture) or the members of the management board (if a limited liability company) or (ii) has the right, pursuant to written contract or the bylaws, charter, operating agreement or similar documents of such entity, to elect, appoint or designate a majority of the board of directors (if a corporation) the management committee members (if a joint venture) or the members of the management board (if a limited liability company), in each case, whether directly or indirectly through one or more other Subsidiaries. Section 2. Indemnification of Officers and Directors. (a) Proceedings Other Than Proceedings by or in the Right of the Corporation. Subject to the operation of Section 4 of this ARTICLE V, the corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, any Officer or Director of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact of his or her Corporate Status, against any and all Expenses and Liabilities incurred by or on behalf of such person in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. (b) Proceedings by or in the Right of the Corporation. Subject to the operation of Section 4 of this ARTICLE V, the corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, any Officer or Director of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact of his or her Corporate Status, against any and all Expenses incurred by or on behalf of such person in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

44 corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. (c) Success on the Merits. To the extent that an Officer or Director of the corporation who was a party to any Proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact of his or her Corporate Status has been successful on the merits or otherwise in defense of such Proceeding (or in defense of any constituent claim, charge, issue or matter therein), he or she shall be indemnified against all Expenses incurred by him or her in connection therewith. Section 3. Indemnification of Non-Officer Employees or Agents. (a) Proceedings Other Than Proceedings by or in the Right of the Corporation. Subject to the operation of Section 4 of this ARTICLE V, the corporation may, at the discretion of the Board of Directors of the corporation, indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, any Non-Officer Employee or Agent of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact of his or her Corporate Status, against any and all Expenses and Liabilities incurred by or on behalf of such person in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. (b) Proceedings by or in the Right of the Corporation. Subject to the operation of Section 4 of this ARTICLE V, the corporation may, at the discretion of the Board of Directors of the corporation, indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, any Non-Officer Employee or Agent of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact of his or her Corporate Status, against any and all Expenses incurred by or on behalf of such person in

45 connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 4. Determination that Indemnification is Proper. Any indemnification under Section 2 or Section 3 of this ARTICLE V, other than for Expenses incurred in connection with a Proceeding with respect to which a Director or Officer has been wholly successful on the merits or otherwise pursuant to Section 2(c) of this ARTICLE V or unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the prospective indemnitee is proper in the circumstances because the prospective indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (a) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) by a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the corporation Section 5. Insurance; Indemnification Agreements. The corporation may, but shall not be required to, supplement the rights of indemnification under this ARTICLE V with respect to any person or persons by any lawful means, including, without limitation by reason of enumeration, (i) the purchase and maintenance of insurance on behalf of any one or

46 more of such persons, whether or not the corporation would be obligated to indemnify such person under this ARTICLE V or otherwise, and (ii) contractual agreements with any individual or group of persons providing indemnification rights to such person or persons. Section 6. Advancement of Expenses Prior to Final Disposition. (a) Subject to the provisions of Section 6(c), Expenses incurred by any Officer or Director in defending any Proceeding to which he or she is party by reason of his or her Corporate Status shall be paid by the corporation in advance of the final disposition of such Proceeding within thirty (30) days after receipt by the corporation of (i) a statement or statements from such person requesting such advance or advances from time to time, and (ii) an executed undertaking by or on behalf of such person to repay such amount or amounts if, and to the extent that, it shall ultimately be determined that the Officer or Director is not entitled to be indemnified by the corporation for such Expenses. (b) Subject to the provisions of Section 6(c), the corporation may, at the discretion of the Board of Directors of the corporation and in advance of the final disposition of a Proceeding, pay Expenses incurred by any Non-Officer Employee or Agent in defending any Proceeding to which he or she is party by reason of his or her Corporate Status following receipt by the corporation of (i) a statement or statements from such person requesting such advance or advances from time to time, and (ii) an executed undertaking by or on behalf of such person to repay such amount or amounts if, and to the extent that, it shall ultimately be determined that the Non-Officer Employee or Agent is not entitled to be indemnified by the corporation for such Expenses. (c) In the event the corporation shall be obligated pursuant to Section 6(a) of this ARTICLE V or shall elect pursuant to Section 6(b) of this ARTICLE V to advance amounts of Expenses incurred by a person with respect to a Proceeding, the corporation shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to such person, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the prospective indemnitee and the retention of such counsel by the corporation, the corporation will not be liable to the prospective indemnitee for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) the prospective indemnitee shall have the right to employ his or her own

47 counsel in such Proceeding at his or her expense and (2) if (i) the employment of separate counsel by the prospective indemnitee has been previously authorized in writing by the corporation, (ii) counsel to the corporation or prospective indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, between the corporation and the prospective indemnitee with respect to any significant issue in the conduct of any such defense or (iii) the corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the prospective indemnitee’s counsel shall be at the expense of the corporation, except as otherwise expressly provided by this ARTICLE V. The corporation shall not be entitled, without the consent of such prospective indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the corporation or prospective indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The corporation shall not settle any Proceeding (in whole or in part) as to which it has assumed the defense pursuant to this Section 6(c) in any manner which would impose any Expense, judgment, Liability or limitation on such prospective indemnitee without his or her prior written consent, such consent not to be unreasonably withheld. Section 7. Rights Not Exclusive. The rights to indemnification and advancement of expenses provided by this ARTICLE V to any person shall be not deemed exclusive of any other right to which such person may be entitled under Section 145 of the General Corporation Law of the State of Delaware (or any successor provision) or otherwise under applicable law, under the corporation’s Certificate of Incorporation, under any agreement, pursuant to any vote of stockholders or directors, or otherwise, whether as to action in his or her Corporate Status or as to action in another capacity while holding such Corporate Status and shall continue as to a person who has ceased his or her Corporate Status and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 8. Severability. To the extent that any court of competent jurisdiction shall determine that the indemnification provided under this ARTICLE V shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.

48 Section 9. Other Indemnification. The corporation’s obligation, if any, to indemnify any person under this ARTICLE V with respect to any Expenses or Liabilities shall be reduced by any amounts collected by or on behalf of such person from any third party with respect to such Expenses or Liabilities, including, without limitation, from the proceeds of any applicable policy of insurance or amounts paid pursuant to rights of indemnification or contribution. Section 10. Modification. This ARTICLE V shall be deemed to be a contract between the corporation and each previous, current or future Director, Officer or Non-Officer Employee or Agent of the corporation. The provisions of this ARTICLE V shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from any actual or alleged action taken or failure to act occurring before or after such adoption. No amendment, modification or repeal of this ARTICLE V shall diminish the rights provided hereby or diminish the right to indemnification with respect to any Proceeding or any constituent claim, issue or matter in any then pending or subsequent Proceeding which is based in any material respect from any alleged action or failure to act prior to such amendment, modification or repeal. ARTICLE VI EXCLUSIVE FORUM (a) Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s Certificate of Incorporation or By-laws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the corporation’s Certificate of Incorporation or By-laws or (v) any action asserting a claim governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Notwithstanding the foregoing, the provisions of this paragraph (a) of Article VI shall not apply to suits brought to

49 enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. (b) Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. ARTICLE VII MISCELLANEOUS Section 1. Waiver of Notice. Whenever notice is required to be given pursuant to the law of Delaware, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or by these By-laws. Section 2. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these By-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, and the masculine gender includes the feminine gender and vice versa.

50 Section 3. Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Section 4. Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-laws which upon being construed in the manner provided in Section 2 of this Article VII, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-laws, it being hereby declared that these By-laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal. Section 5. Delivery of Notice; Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation or by these By-laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or by these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be

51 revocable by the stockholder by written notice or electronic transmission to the corporation. Notwithstanding the provisions of this paragraph, the corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph. Any notice given pursuant to this paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (x) the corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the corporation and (y) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. [Remainder of Page Intentionally Left Blank]